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                                                                    EXHIBIT 23.9

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

     We hereby consent to the incorporation by reference into the Registration Statement on Form S-4, No. 333-01991, being filed by HS Resources, Inc. of all references to our firm included in Tide West Oil Company's Annual Report on Form 10-K for the year ended December 31, 1995. We hereby further consent to the reference to our firm and reports prepared and audit performed by our firm in the Registration Statement on Form S-4.

                                        NETHERLAND, SEWELL & ASSOCIATES, INC.

                                        By: /s/  FREDERIC D. SEWELL
                                            ---------------------------------
                                            Frederic D. Sewell
                                            President

Dallas, Texas
May 1, 1996